CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 22, 2016, with respect to the financial statements and financial highlights of The Tocqueville Trust, including The Tocqueville Fund, The Tocqueville Opportunity Fund, The Tocqueville International Value Fund, The Tocqueville Gold Fund, The Delafield Fund, and The Tocqueville Select Fund, included in the 2016 Annual Report to Shareholders on Form N-CSR of The Tocqueville Trust, which is incorporated by reference in this Post-Effective Amendment No. 55 to the Registration Statement No. 033-08746 on Form N-1A (the Registration Statement).  We consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Financial Highlights" in the Prospectus and under the captions "Financial Statements" and "Counsel and Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are part of such Registration Statement.

Chicago, Illinois
February 23, 2017